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                                                                    EXHIBIT 3.02


                        THIRD AMENDED AND RESTATED BYLAWS
                                       OF
                               ATHEROGENICS, INC.


                                       I.

                                  SHAREHOLDERS

         1. Meetings. The annual meeting of the shareholders of the Corporation shall be held each year at the principal place of business of the Corporation at a time specified by the President for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting. Other meetings may be held upon the call of any two members of the Board of Directors, the Chief Executive Officer or, subject to Article I,
Section 3 of these Bylaws, the holders of seventy-five percent (75%) of the issued and outstanding shares of stock of the Corporation upon not less than ten
(10) days nor more than sixty (60) days notice at any time. Notice shall be effective when deposited in the post office with postage prepaid and directed to each shareholder at his last known residence or at such other address as any shareholder may have designated in writing. The holders of all outstanding shares may waive any notice requirement. Subject to any express provision of law or the Articles of Incorporation to the contrary, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders and each shareholder may cast the number of votes to which he is entitled, either in person or by written proxy.

         To be properly brought before the meeting, business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have satisfied all of the conditions set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including particularly the requirement that the shareholder give timely written notice of his proposal to the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the executive offices of the Corporation within the time period specified in Rule 14a-8(a)(3)(i), and such notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by said Rule 14a-8. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures and conditions set forth in this Article I, Section 1 and said Rule 14a-8; provided, however, that nothing in this Article I, Section 1 or said Rule 14a-8 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
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         2.       List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         3.       Special Meetings.

                  (a) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

                  (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who (x) has given timely notice thereof meeting the requirements of Article I Section 3(c), (y) is a shareholder of record at the time of giving of such notice and (z) is entitled to vote at the meeting.

                  (c)      To be timely, a shareholder's notice referred to in
Article I Section 3(b) must have been delivered to the secretary of the Corporation at the principal executive office of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business of the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owners, if any.

                  (d) The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before a special meeting was made in accordance with the procedures set forth in this Article I, Section 3 and, if any proposed nomination or business is not in compliance with this Article I, Section 3, to declare that such defective nomination or proposal be disregarded. Notwithstanding the foregoing provisions of this Article I, Section 3, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I.


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         4.       Proxies. Any shareholder may vote his shares in person or by proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder's behalf. Execution may be accomplished by means of facsimile telecommunication, either personally or by an attorney-in-fact of an individual shareholder or by an authorized officer, director, employee or agent in the case of any other shareholder. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic or telecommunication transmission acceptable to the Corporation to the person who will be the holder of the proxy.

         5. Quorum. The presence, in person or by proxy, of a majority of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business. Except as otherwise required by law or the Articles of Incorporation of the Corporation or these Bylaws, the acts of a majority of the shareholders present at a meeting at which a quorum is present shall be the acts of the shareholders. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by either the vote of shares having a majority of the votes of the shares represented at such meeting, the Chairman of the Board or the Chief Executive Officer, until a quorum is present. If a quorum is present, a meeting of shareholders may be adjourned from time to time by either the Chairman of the Board or the Chief Executive Officer. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

         6. Waiver of Notice. Any shareholder present at a meeting in person, or by proxy, shall be deemed to have waived notice thereof.

         7. Action Without Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting shareholder has been furnished the same material that would have been required to be sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' right, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

                                      II.

                               BOARD OF DIRECTORS

         1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

         2. Number and Tenure. The Board of Directors shall consist of not less than three nor more than twelve (12) members with the precise number designated from time to time by the


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Board of Directors of the Corporation, divided into three classes with the apportionment determined, and the term of each class expiring, in accordance with the provisions of the Articles of Incorporation. The entire Board of Directors or any individual director may be removed only for cause.

         3. Qualifications of Directors. Directors shall be natural persons who have attained the age of 25 years but need not be residents of the State of Georgia or shareholders of the Corporation.

         4. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at any annual meeting of shareholders may be made at a special meeting of shareholders, by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article II, Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the executive offices of the Corporation within the time period specified in Rule 14a-8(a)(3)(i) under the Exchange Act and must otherwise comply with the provisions of these Bylaws. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice, (i) the name and address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         5. Committees. The Board of Directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors' conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Georgia Business Corporation Code (the "Code"). Any such committee, to the extent specified by the Board of Directors, Articles of Incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Corporation, except that it may not (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees,


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(3) amend the Articles of Incorporation, (4) adopt, amend or repeal the Bylaws or (5) approve a plan of merger.

         6. Meetings. The Board of Directors shall meet annually, without notice, immediately following and, unless the Chairman of the Board or the Chief Executive Officer of the Corporation determines otherwise, at the same place as the annual meeting of shareholders. Regular meetings of the Board of Directors, to be held at least quarterly, or meetings of any committee, may be held between annual meetings without notice at such time and at such place, within or without the State of Georgia, as shall be determined by the Board of Directors or committee, as the case may be. Any two directors, or the Chief Executive Officer may call a special meeting of the directors at any time by giving each director two (2) days prior notice. Such notice may be given orally or in writing. If given in writing, it is effective when received personally or by facsimile transmission or by courier, or three (3) days after its deposit in the United States mail with first-class postage prepaid and addressed to the mailing address for such director shown in the corporate records. Neither the business to be transacted at, not the purpose of, any regular or special meeting need be specified in the notice or waiver of notice.

         7. Waiver of Notice. Whenever any notice is required to be given under provisions of the Articles of Incorporation or these Bylaws or by law, a waiver thereof, signed by the director entitled to notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the director attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the directors need be specified in any written waiver of notice.

         8. Quorum and Voting. At all meetings of the Board of Directors or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board of Directors or of the committee, except as might be otherwise specifically provided by statute or by the Articles of Incorporation or Bylaws.

         9. Action Without Meeting. Unless the Articles of Incorporation or Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board of Directors or committee or filed with the corporate records.

         10. Remote Participation in a Meeting. Unless otherwise restricted by the Articles of Incorporation or the Bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear


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each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         11. Compensation of Directors. The Board of Directors may fix the compensation of the directors for their services as directors. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                      III.

                                    OFFICERS

         1. Appointment. The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide. The appointment of an officer does not itself create contract rights.

         2. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation and such resignation is effective when the notice is delivered. The Board of Directors may remove any officer at any time with or without cause.

         3. Vacancies. Any vacancy in office resulting from any cause may be filled by the Board of Directors or by any officer authorized by these Bylaws to appoint such officer.

         4. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

                  (a) Chairman of the Board. The Chairman of the Board shall be chosen from among the directors of the Corporation and, when present, shall preside at all meetings of the shareholders and the Board of Directors, shall be charged with general supervision of the management and policy of the Corporation, and shall have such other powers and duties as from time to time may be assigned by the Board of Directors.

                  (b) Chief Executive Officer. Unless otherwise provided by the Board of Directors, any officer designated as president shall be the chief executive officer of the Corporation and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and the general and active management of the financial affairs of the Corporation. He shall have the power to make and execute contracts on behalf of the Corporation and to delegate such power to others. He also shall have such powers and perform such duties as are specifically imposed on him by law and as may be assigned to him by the Board of Directors.

                  (c) Vice Presidents or Executive Vice Presidents. The vice presidents, if any, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the president or the Board of Directors may from


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time to time designate. The vice president, in the absence or disability or at the direction of the president, shall perform the duties and exercise the powers of the president. If the Corporation has more than one vice president, the one first elected and designated as executive vice president by the Board of Directors shall act in lieu of the president, or, in the absence of any such designation, then the vice president first elected shall act in lieu of the president.

                  (d) Secretary. The secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record, unless another person is otherwise requested by the Chairman of the Board or other chairman of a meeting to record, all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall have custody of the corporate seal of the Corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest to the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the same by his signature. The secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required. The secretary shall cause to be kept such books and records as the Board of Directors, the chairman of the board or the chief executive officer may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the Corporation and its shareholders. The secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a secretary of a Corporation or as may be assigned to him or her by the Board of Directors, the chairman of the board or the chief executive officer.

                  (e) Treasurer. Unless otherwise provided by the Board of Directors, any officer designated as treasurer shall be charged with the management of financial affairs of the Corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the chairman of the board or the chief executive officer may from time to time designate and shall render to the chairman of the board, the chief executive officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

                  (f) Assistant Vice President, Assistant Secretary and Assistant Treasurer. Any person designated as assistant vice president, assistant secretary and assistant treasurer, in the absence or disability of any vice president, the secretary or the treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically the assistant secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

         5. Delegation of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer, assistant officer or to any director.


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         6.       Appointment by Officers. A duly appointed officer may appoint one or more officers or assistant officers, as such officer deems necessary.

                                      IV.

                                  CAPITAL STOCK

         1. Stock Certificates. The capital stock of the Corporation shall be evidenced by certificates bearing the signatures or facsimiles thereof of the Chief Executive Officer or President and the Secretary or any Assistant Secretary and countersigned by the Registrar and Transfer Agent, if any. The stock shall be transferable only on the books of the Corporation by assignment properly signed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper. The Corporation may deem and treat the registered holder of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

         2. Lost, Destroyed or Stolen Certificates. When the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board of Directors may by resolution provide for, or may authorize such officer or agent as it may designate to provide for, the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, if required by the Corporation, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board of Directors may also authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

         3. Transfer Agent and Registrar. The Board of Directors may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to effect transfers of shares of stock, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

         4. Record Date. The Board of Directors may fix a date (the "record date") not exceeding seventy (70) days prior to the date appointed for any meeting of the shareholders, or prior to the date fixed for the payment of any dividend, or for the delivery of any evidences of rights, or other distribution allowed by law or in order to make a determination of shareholders for any other proper purpose, as the record date for the determination of the shareholders entitled to participate in the aforesaid. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting. Only shareholders of record on the record date shall be entitled to notice of or to participate in the aforesaid.


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         5.       Inspection of Records. The record of shareholders, accounting records and written proceedings of the shareholders, the Board of Directors and committees of the Board of Directors shall be open for inspection and copying during regular business hours at the Corporation's principal office by a shareholder owning not less than two percent (2%) of the outstanding shares of the Corporation upon at least five (5) days written notice of his demand to inspect and copy. The right of inspection by a shareholder may be granted only if his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose and are to be used only for the stated purpose.

                                       V.

                          INDEMNIFICATION AND INSURANCE

         1. Authority to Indemnify; Third Party Actions. Every person now or hereafter serving as a director, officer or in-house legal counsel acting in a legal capacity of the Corporation and any and all former directors and officers shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability, and expense that may be imposed upon or incurred by him in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, or investigative, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the Corporation, or arising from his status as such, or that he is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, limited liability corporation, partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, trust, or other enterprise, regardless of whether such person is acting in such capacity at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, any and all costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines, and amounts paid in settlement incurred in connection with any such claim, action, suit, or proceeding if such person acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he reasonably believed to be in the best interest of the Corporation, and, in all other cases, acted in a manner he reasonably believed was not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which meets the standard described in the immediately preceding sentence. If any such claim, action, suit, or proceeding is settled (whether by agreement, plea of nolo contender, entry of judgment or consent, or otherwise), the determination in good faith by the Board of Directors of the Corporation that such person acted in a manner that met the standard set forth in this paragraph shall be necessary and sufficient to justify indemnification.

         2. Authority to Indemnify; Derivative Actions. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any


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threatened, pending, or completed action or suit by or in the right of the
Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer or in-house legal counsel acting in a legal capacity of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, limited liability corporation, partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees and disbursements), judgments and any other amounts, now or hereafter permitted by applicable law, actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless the director or officer has not been adjudged liable or subject to injunctive relief in favor of the Corporation
(i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Code Section 14-2-832; or (iv) for any transaction from which he received an improper personal benefit, and in the event the foregoing conditions are not met, then only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         3. Advancement of Expenses. Expenses incurred in any claim, action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt from the director, officer or in-house legal counsel of a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth under Section 14-2-851 of the Code and furnishes to the Corporation an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         4. Determination of Indemnification Rights. Except as ordered by a court, the Corporation may not indemnify a director, officer, in-house legal counsel acting in a legal capacity, employee or agent under this Article unless authorized hereunder and a determination has been made in the specific case that indemnification of the director, officer, in-house legal counsel or employee is permissible under the circumstances because he or she has met the relevant standard of conduct set forth in either Section 1 or Section 2. The determination shall be made (i) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) by special legal counsel (a) selected in the manner prescribed in clause (i) of this sentence or (b) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or (iii) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

         5. Consideration. The Corporation shall be obligated to provide indemnification in accordance with the provisions of this Article VI. Any person who at any time after the adoption of this Article serves or has served in the capacity of director, officer or in-house legal counsel acting in a legal capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Article. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification.

         6. Non-Exclusive Right of Indemnification. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the Corporation may provide additional indemnity and rights to its directors, officers, employees or agents.

         7. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, in-house legal counsel acting in a legal capacity, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in any such capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under this Article.

         8. Miscellaneous. The provisions of this Article VI shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification or advancement of expenses under the provisions of this Article VI, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Article VI should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                                      VI.

                       INTERESTED SHAREHOLDER TRANSACTIONS

         The Corporation hereby elects to be governed by all of the requirements of the Fair Price Requirements and Business Combinations with Interested Shareholders rules set forth in Part 2 and Part 3 of Article 11 of the Code, ss.ss. 14-2-1110 through 14-2-1133; provided, however, that, notwithstanding anything to the contrary in the foregoing rules, the restrictions set forth in the foregoing rules shall not apply to any "business combination" (as such term is defined in ss. 14-2-1110 or ss. 14-2-1131 of the Code) with (i) any shareholder of the Corporation who was an "Interested Shareholder" (as such term is defined in ss. 14-2-1110 of the Code) as of the date the Corporation adopts these Bylaws or (ii) any person or entity now existing or hereafter created that is at the time of such business combination wholly owned by such Interested Shareholder.


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

                                      VII.

                               GENERAL PROVISIONS

         1. Seal. The Corporation may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the Corporation, followed by the word "Seal" enclosed in parenthesis or brackets, shall be deemed the seal of the Corporation.

         2. Voting Shares in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by another Corporation whether or not owned or controlled by the Corporation, whether in a fiduciary capacity or otherwise, may be voted by the chief executive officer, president or any vice president, in the absence of action by the chief executive officer or president, in the same order as they preside in the absence of the chief executive officer or president, or, in the absence of action by the president or any vice president, by any other officer of the Corporation, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the Corporation.

         3. Amendment of Bylaws. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any time unless otherwise restricted by the these Bylaws, the Articles of Incorporation or the Code, or the shareholders, in amending or repealing the particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw.

                                     VIII.

                                EMERGENCY BYLAWS

         1. Emergency Bylaws. This Article shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.

         2. Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any director, or by the chief executive officer, president, any vice president, the secretary or the treasurer (the "Designated Officers") of the Corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

         3. Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two directors, one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.

         4. Liability. Corporate action taken in good faith in accordance with the emergency Bylaws may not be used to impose liability on a director, officer, employee or agent of the Corporation.

         5. Repeal or Change. The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately proceeding Section of this Article with regard to action taken prior to the time of such repeal or change.

                             RESOLUTIONS ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                               ATHEROGENICS, INC.

                                FEBRUARY 6, 2002

         WHEREAS, Article I, Section 1 and Article II, Section 4 of the Third Amended and Restated Bylaws (the "Bylaws") of the AtheroGenics, Inc. (the "Company") currently contain a cross-reference to subsection (a)(3)(i) of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         WHEREAS, Rule 0-5 promulgated under the Exchange Act, entitled "Reference to Rule by Obsolete Designation," states:

                  Wherever in any rule, form, or instruction book specific reference is made to a rule by number or other designation which is now obsolete, such reference shall be deemed to be made to the corresponding rule or rules in these General Rules and Regulations.

         WHEREAS, Rule 14a-8 has been amended by the Securities and Exchange Commission to write the rule in a "Plain English" format, and as a result of such amendment, subsection (a)(3)(i) no longer exists and the information contained in such subsection is now contained in subsection (e)(2); and

         WHEREAS, the Board of Directors desires to amend the Bylaws to correct such cross-reference and to provide for automatic correction of cross-references located in the Bylaws in the event of future amendments to the federal securities laws or the laws of the State of Georgia or any rule or regulation promulgated thereunder;

         NOW, THEREFORE, BE IT HEREBY RESOLVED, that the reference to "Rule 14a-8(a)(3)(1)" in the third sentence of the second paragraph of Article I,
Section 1 of the Bylaws is hereby deleted and replaced by "Rule 14a-8(e)(2);"

         FURTHER RESOLVED, that the reference to "Rule 14a-8(a)(3)(1)" in the fourth sentence of Article II, Section 4 of the Bylaws is hereby deleted and replaced by "Rule 14a-8(e)(2)."

         FURTHER RESOLVED, that Article VII of the Bylaws is hereby amended to add a new Section 4, which shall read in its entirety as follows:

                  "4.      Reference to Rule by Obsolete Designation.
                  Wherever in these Bylaws reference is made to any federal securities law, law of the State of Georgia, or rule or regulation promulgated thereunder by number or other designation and such federal securities law, law of the State of Georgia, or rule or regulation promulgated thereunder is amended, superceded or replaced so that such number or designation becomes obsolete, such reference shall be deemed to be made to the corresponding federal securities law, law of the State of Georgia, or rule or regulation promulgated thereunder which amended, superceded or replaced the previously referenced law, rule or regulation.

         FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company (the "Authorized Officers"), or any of their designees, is hereby authorized and directed to file the foregoing amendments to the Company's Third Amended and Restated Bylaws in the minute book of the Company, and further authorized and directed to file the foregoing amendments as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, in accordance with the Exchange Act and the rules and regulations promulgated thereunder; and

         FURTHER RESOLVED, that each of the Authorized Officers of the Company, or their designees, are authorized and empowered to take all such steps, to do all such things, and to prepare, execute and file all such documents, papers and instruments as any of them determine are necessary or appropriate to effectuate the purpose and intent of the foregoing resolutions and to comply with all applicable laws and regulations.


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